UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2017 (October 30, 2017)

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

WYOMING	000-55364	36-4787690
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

(Exact name of registrant as specified in charter)

642 Newtown Yardley Road Suite 100

Newtown, Pennsylvania, 18940

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a12)
☐	Precommencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐	Precommencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2017, NeuroHabilitation Corporation (“NHC”), a subsidiary of Helius Medical Technologies, Inc. (the “Company” or “Helius”) executed an amendment to the asset purchase agreement entered into with A&B(HK) Company, Limited, dated as of October 9, 2015.  The amendment extends the deadline to satisfy NHC’s obligations under the Cooperative Research and Development Agreement (the “CRADA”) framework with the United States Army to obtain FDA marketing authorization for commercialization of or otherwise ensure that the PoNS™ device is available for purchase by the U.S. Government to December 31, 2021. As previously reported, the Company amended the CRADA on September 6, 2017 to extend the expiration date of the CRADA to December 31, 2018 and to extend the deadline for commercialization of the PoNS™ device to December 31, 2021. The preceding summary of the amendment is qualified in its entirety by reference to Amendment to Asset Purchase Agreement which is attached hereto as Exhibit 10.1 and Asset Purchase Agreement between the Company and A&B (HK) Company Limited (filed as Exhibit 2.1 to the Form 8-K filed on October 16, 2015).

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Amendment to Asset Purchase Agreement, dated October 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: November 2, 2017	By:	/s/ Joyce LaViscount
Joyce LaViscount, Chief Financial Officer

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